Exhibit 2.2

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Amendment to Agreement and Plan of Merger, dated as of February 17, 2023 (this “Amendment”), is entered into by and among Vallon Pharmaceuticals, Inc., a Delaware corporation, Vallon Merger Sub, Inc., a Delaware corporation, and GRI Bio, Inc., a Delaware corporation (each a “Party” and collectively, the “Parties”).

WHEREAS, reference is made to that certain Agreement and Plan of Merger, dated as of December 13, 2022 (the “Effective Date”), by and among the Parties; and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.

2.Amendment to the Agreement. The Agreement is hereby amended, effective as of the Effective Date, as follows:

a.Section 3.20 of the Agreement is hereby amended and restated in its entirety as follows:

“No Financial Advisors. Other than Ecoban Securities, LLC, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Company.”

3.Effect of the Amendment. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect in accordance with the terms and provisions of the Agreement as modified by this Amendment, taken together as a single agreement reflecting the terms modified hereby, and are hereby ratified and confirmed by the Parties.

4.Miscellaneous. Article 11 of the Agreement shall apply to this Amendment mutatis mutandis and to the Agreement as modified by this Amendment, taken together as a single agreement reflecting the terms as modified hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

VALLON PHARMACEUTICALS, INC.
By: /s/ David Baker Name: David Baker Title: Chief Executive Officer
VALLON MERGER SUB, INC.
By: /s/ David Baker Name: David Baker Title: Chief Executive Officer
GRI BIO, INC.
By: /s/ Marc Hertz Name: Marc Hertz Title: Chief Executive Officer